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                                                                  EXHIBIT 10.38

                                                                 Shreveport, LA

                              MANAGEMENT AGREEMENT


          THIS MANAGEMENT AGREEMENT (the "Agreement") entered into this 3rd day of February 1998, by and between TRI POINT COMMUNITIES, L.P., ("Owner"), a limited partnership organized under the laws of the State of Texas, and CAPITAL SENIOR LIVING, INC. ("Capital"), a corporation organized under the laws of the State of Texas.


                                    PREAMBLE

          OWNER by this Agreement is engaging Capital to provide management services relating to the operation of a senior living community to be located in Shreveport, Louisiana on the land identified in Exhibit A.

          This Agreement is founded on the following assumptions:

          Owner retains primary responsibility to:

          (a) Establish the policies of the Facility and to plan for its short-range and long-range goals.

          (b) Review and evaluate the performance of Capital in carrying out the established policies and in attaining the goals established by Owner.

          (c)  Annually review and approve the budget.

          (d) Annually review the policies and goals which have been established.

          Capital assumes primary responsibility to:

          (a)  Implement the policies established by Owner.

          (b) Supervise the day-to-day management of the Facility, including all resident activities.

          (c) Provide to Owner full, timely and accurate information as to past operations.

          (d) Provide to Owner projections and recommendations relating to the future operations of the Facility.

The parties therefore agree as follows:



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I.   RESPONSIBILITIES OF CAPITAL

A. RECOMMENDED POLICIES. Capital shall recommend policies and goals to be established by Owner and shall evaluate such policies and goals on an ongoing basis.

B. MANAGEMENT DUTIES. Capital shall supervise the operation of the Facility, provide management services, install operating procedures and oversee day-to-day operations, all subject to and in accordance with the budgets approved by and policies established by Owner.

C. MARKETING DUTIES. Capital shall manage and supervise the marketing program. Capital shall establish and periodically review the residency agreement and if required, recommend changes thereof.

D. EMPLOYEES. All Facility-based Employees, including the administrative employees, shall be employees of Capital. Capital shall have sole authority over Facility-based Employees and Non-Facility-based Employees who are directly responsible for the Facility and all matters pertaining thereto and shall be responsible for all actions and omissions of such employees. All costs of hiring, equipping and providing the services of Facility-based Employees, including, but not limited to, compensation, health insurance, employer liability insurance, payroll taxes, bonding, workers compensation insurance, benefits and vacations shall be an expense of Capital. To the extent the above-stated expenses are incurred in accordance with the Facility Budget or approved by Owner, they shall be reimbursed from the Facility operations or Owner as the case may be.

E. OPERATING PROCEDURES. Capital shall develop, install and maintain operating procedures, systems and controls.

F. FACILITY EXPANSION. Capital shall make recommendations regarding remodeling or expansion of the Facility.

G. BUDGETS. Capital shall prepare for review and approval by Owner based on reasonable standards annual operating budgets for revenue, expense and cash flow of the Facility and a capital expenditures budget. Budgets shall be prepared in advance of each fiscal year. Cash flow projections shall accompany each operating budget. Any changes to the budgets must be approved by Owner.

H. FINANCIAL CONTROLS. Capital shall establish and maintain a system of financial controls for the Facility.

I. MONTHLY FINANCIAL STATEMENTS. Capital shall provide to Owner, on a monthly basis, financial statements and related financial reports. Such statements and reports shall be provided by the 20th day after the end of the month. These reports shall be in the form attached as Exhibit "B."


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J.   MARKETING REPORTS. Capital shall, on a weekly and monthly basis, provide sales and occupancy reports to Owner, as well as the results of the annual resident satisfaction survey.

K. LEGAL COUNSEL. Capital, at Facility expense, shall coordinate with Owner the utilization of legal counsel relating to Facility operations.

L. RENTAL COLLECTIONS AND DISBURSEMENTS. Capital shall collect the revenues from the residents and, on behalf of Owner, deposit all such funds in a residential depository account at a FDIC insured bank approved by Owner. The style of the account shall be in the name of the Facility with designated representatives from Owner and Capital being the only parties authorized to draw from said account. On an as needed basis, Capital shall transfer the funds from the above stated account into an Operating Expense Account in the name of the Facility. The account shall be in a FDIC insured bank approved by Owner. The style of the account shall be in the name of the Facility with designated representatives from Owner and Capital being the only parties authorized to draw from said account. Capital shall pay out of such Operating Expense Account all operating expenses for which payment has been approved in accordance with the budget or approved by Owner (including Capital's Management Fee and any other sums due to Capital from Owner), and all other sums properly payable pursuant to any of the provisions of this Agreement. Capital shall hold, remit or expend the balance of such funds, if any, as Owner may direct. These funds shall not be co-mingled with funds from any other projects and/or facilities managed and/or operated by Capital.

M. ACCOUNTING SYSTEMS AND SOFTWARE. Capital shall provide to Owner, during the term of this Agreement, appropriate on-site accounting systems and software, which shall include complete accounting, bookkeeping and record keeping services for the Facility, specifically including, but not limited to, resident billings, accounts payable, accounts receivable, general ledger and inventory records and maintain demographic information on the residents. Acquisition of software for Facility based operations, software maintenance and update charges will be budgeted expenses of the Facility. Payroll processing may be delegated to a third party, the cost of which will be the responsibility of the Facility.

II.  OWNER'S RESPONSIBILITIES

     A.   POLICIES. Owner shall establish the policies for the Facility.

     B. GOALS. Owner shall establish the short range and long range goals of the Facility.

     C. BUDGETS. Owner shall review and approve budgets for the operation of the Facility.

     D. CAPITAL'S PERFORMANCE. Owner shall review and evaluate the performance of Capital in carrying out the policies for the Facility.



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E.   LEGAL COUNSEL. Owner shall obtain legal counsel to perform all necessary legal services relating to Owner's ownership of the Facility.

F. AUDITS. Owner, at its discretion, may engage certified public accountants to perform annual audits of the Facility as well as prepare any other reports required for federal or state regulatory agencies which require licensure and/or certification. Every quarter, upon receipt of reasonable notice to Capital, all financial records pertaining to the Facility will be open for inspection and review by Owner's representatives. All labor and expense associated with such review shall be borne by Owner.

G. DIRECTIVES. In order to assure proper coordination, Owner shall issue any directions concerning the operations of the Facility only through the President or Vice President of Capital.

H. OPERATING REPORTS. During the term of this Agreement, Owner shall, within fourteen (14) days of issuance, furnish to Capital copies of any and all Facility-related reports, including the annual audit (if any).

I. CHANGE OF RESIDENCY AGREEMENT. Owner shall not change the Residency Agreement without consulting with and seeking approval of Capital unless required to do so to comply with any applicable law or regulation.

J. DECISIONS. Owner shall examine documents submitted by Capital and render decisions pertaining thereto promptly to avoid unreasonable delay.

K. UNIFORM ACCOUNTS. Facility shall use the uniform chart of accounts recommended by Capital.

L. FURNISHING INFORMATION. Owner agrees at its expense to install and maintain a computer terminal at the Facility compatible with the mainframe computer currently in use by Capital and to transmit data to Capital via telephone lines.

M.   PURCHASE OF THE FACILITY.

     1. The Owner hereby agrees that so long as Capital is not in default in the performance of any duty or any obligation hereunder, Capital shall have the option exercisable on not less than two (2) months nor more than four (4) months notice to purchase the Facility at a purchase price equal to the Fair Market Value of the Facility. In the event Capital purchases the Facility pursuant to this option, the Owner shall, upon receipt from Capital of the applicable purchase price, deliver to Capital a deed with covenants only against acts of the Owner conveying the entire interest of the Owner in and to the Facility to Capital subject to all Legal Requirements, permitted encumbrances, the claims of all persons claiming by, through or under Capital,


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          any other matters assented to by Capital and all matters for which
          Capital has responsibility under this Agreement, and any encumbrance which Capital elects to assume. The applicable purchase price shall be paid in cash to the Owner, or as the Owner may direct, in federal or other immediately available funds except as otherwise mutually agreed by the Owner and Capital. All expenses of such conveyance, including, without limitation, title examination costs, standard (and extended) coverage title insurance premiums, attorneys, fees incurred by the Owner in connection with such conveyance, recording and transfer taxes and recording fees and other similar charges shall be paid by Capital.

     2. The Owner agrees that Owner shall give written notice to Capital of receipt by Owner of an offer to purchase the Facility at least ninety
          (90) days before closing the sale related to such offer. Such notice shall specify all of the terms and conditions of such offer.

     3. In the event that it becomes necessary to determine the Fair Market Value of the Facility for any purpose of this Agreement, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after receipt of any such notice, the Owner (or Capital, as the case may be) shall by notice to Capital (or the Owner, as the case may be) appoint a second person as appraiser on its behalf.

     4. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto), shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Facility to determine the Fair Market Value of the Facility as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, or if two appraisers shall have been so appointed but only one such appraiser shall have made such determination within fifty (50) days after the making of Capital's or the Owner's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value of the Facility shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor



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          organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value of the Facility, whichever is earlier, either the Owner or Capital may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Fair Market Value of the Facility within thirty (30) days after appointment of such Appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon the Owner and Capital as the Fair Market Value of the Facility.

     5. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. The Owner and Capital shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other cost and expenses incurred in connection with each appraisal.

     6. Capital shall agree to enter into a Subordination Agreement on reasonable terms and conditions with any lender from whom Owner obtains a loan secured by the Facility.

     7. For purposes of this Paragraph II.M., except as otherwise expressly provided in this Agreement, the terms defined in this Paragraph II.M. shall have the following meanings assigned to them:

          Fair Market Value: The fair market value of the Facility shall not be less than Owner's cost basis (to include all hard and soft costs) plus lease-up costs in the Facility, including all capital additions, and including the land and all other portions of the Facility, and (a) determined in accordance with the appraisal procedures set forth in Paragraphs II.M. 2. and 3. or in such other manner as shall be mutually acceptable to Owner and Capital (including, without limitations as a negotiated percentage of total project costs) and (b) not taking into account any reduction in value resulting from any lien to which the Facility, the Owner or Capital is otherwise required to remove of the transaction. However, the positive or negative effect on the value of the Facility attributable to the interest rate, amortization schedule, maturity date, prepayment provisions and other terms and conditions of any lien on the Facility which is not so required or agreed to be removed shall be taken into



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          account in determining the Fair Market Value of the Facility. The Fair
          Market Value shall be determined as the overall value based on due consideration of the "income" approach, the "comparable sales" approach, and the "replacement cost" approach.

          Legal Requirements: Collectively, all statues, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, environmental, health code, zoning, subdivision, and other land use and health-care licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any governmental authority or accreditation body.

III. INSURANCE.

     A. Capital shall maintain, in full force and effect, at the Facility's expense, the following insurance protecting Owner and Capital and their officers and employees:

          1.   Employee's fidelity insurance;

          2.   Workers compensation and employers liability insurance;

          3.   Professional liability insurance; and

          4. Comprehensive general public liability insurance and overlying umbrella liability coverage against loss or liability for damages for personal injury or death occurring on, in or about the Facility.

          Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Owner and in kind and amounts satisfactory to Owner. Certificates of insurance showing compliance with the foregoing requirements shall be furnished by Capital to Owner. Certificates shall state that the policy or policies will not be canceled or altered without at least 30 days prior written notice to Owner.

     B. Owner shall procure and maintain, in full force and effect, at Owner's expense the following insurance protecting Owner and Capital and their officers and employees:

          1. Property Insurance for loss or damage by fire and other perils insurable under the broad form of extended coverage insurance available in the area where the Facility is located, and improvements, and contents thereof, constituting all or any portion of the Facility.

          2. Insurance for automobiles owned or hired by Owner and used in connection with the Facility.



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               Such policy or policies shall be written by a responsible
               insurance company or companies satisfactory to Capital in kind and amounts satisfactory to Capital. Certificates of insurance showing compliance with the foregoing requirements shall be furnished by Owner to Capital. Certificates shall state that the policy or policies will not be canceled or altered without at lease thirty (30) days prior written notice to Capital.

IV.  TERM AND TERMINATION OF THIS AGREEMENT.

     A. TERM AND TERMINATION WITHOUT CAUSE. This Agreement shall commence on the date set forth on the first page hereof. Payment under Section V shall commence on the date of the first resident move-in. The term of this Agreement shall continue for a period of ten (10) years from the date of the first resident move-in (the "Initial Term") and continue for the Initial Term unless terminated by law or otherwise according to its terms. Capital shall have the option to extend the term of this Agreement for an additional five (5) year renewal option on the same terms and conditions as herein provided (the "Extended Term").

     B. If Owner terminates the Agreement prior to the expiration of the Initial Term without cause or if Capital terminates this Agreement during the Initial Term for cause as provided in Paragraph IV. B. below, severance compensation in an amount equal to the then-current monthly management fee times the number of months remaining in the Initial Term shall be paid to Capital upon the effective date of termination. Any such termination shall be effective upon the expiration of the ninety (90) day period following the giving of the notice or on such later date as may be specified in the notice.

     C.   TERMINATION FOR CAUSE.

          1. This Agreement may be terminated by Owner for cause for the following reasons:

               a. In the event of material breach by Capital of a material term hereof, which breach is not cured within sixty (60) days after notice by Owner.

               b. In the event that a petition in bankruptcy is filed by Capital or its permitted assignee, or in the event Capital or its permitted assignee makes an assignment for the benefit of creditors or takes advantage of an insolvency act, by notice to Capital or assignee.

               c. In the event that (i) Capital's or any permitted assignee's corporate existence is dissolved and the duties under this Agreement are not



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                    assumed by Capital or an affiliate of Capital (ii), Capital or any permitted assignee ceases to do business for any reason, by notice to Capital or such assignee and the duties under this Agreement are not assumed by Capital or Capital's Affiliate.

               d.   At any time after the Initial Term, with or without cause.

               e. In the event that the Facility is sold or otherwise transferred to any third party which is not an affiliate of Owner.


          2. This Agreement may be terminated for cause by Capital in the event that Capital fails to receive reimbursement of reimbursable expenses or any compensation due Capital pursuant to the terms of this Agreement or any other compensation due Capital, and such failure continues for a period of sixty (60) days after Capital's written notice thereof to Owner; provided however, that this Agreement shall not be so terminated if Owner pays Capital all such expenses and compensation then due and payable on or before the expiration of said sixty (60) day period.

               Capital shall have the right to terminate this Agreement if Capital fails to receive reimbursements or compensation as a result of a subordination agreement by Capital in favor of a lender of Owner, but such termination shall not be considered for cause and shall not entitle Capital to the severance compensation provided for in Section IV.B. hereof.

          3. No termination of this Agreement shall affect any obligation owing by either party hereto to the other which accrued prior to the effective date of such termination.

     C. COVENANTS SURVIVING TERMINATION. The termination of this Agreement shall not terminate the right of Owner or Capital to indemnification relating to events occurring during the term of this Agreement under
          Article VI. K. and to protection of Owner's or Capital's property rights under Article VI.B.

V.   COMPENSATION

     A. OPERATIONS MANAGEMENT FEES. Owner shall pay to Capital a fee in the amount set forth below, payable by the fifteenth day of each month. Payment shall commence on the date of the first resident move-in.

          1. The amount to be paid monthly shall be 5% of Gross Revenues generated during the immediately proceeding month provided that the monthly management fee shall not be less than Five Thousand Dollars ($5,000.00)



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               ("Monthly Management Fee"). "Gross Revenues" shall be as defined in Section V.B. The Monthly Management Fee for the Facility shall be payable monthly in arrears following calculations thereof upon submission of a monthly statement for such Facility from Capital. It is agreed between Owner and Capital that if the Gross Revenues of the Facility are insufficient to pay all disbursements, including the Monthly Management Fee or any portion thereof, then Owner shall remain responsible for such disbursements. It is further agreed between Owner and Capital that in no event will any disbursement be made to Owner from any Facility Account until all accrued and unpaid fees to Capital and repayments, if any, to Capital for Capital's advancement of funds to cover any insufficiencies in such Facility's Rental or Payroll Account have been paid in full.

          2. In addition to the Monthly Management Fee stated above, Owner shall also pay Capital a marketing lease-up fee of $500.00 for each unit leased at the time the unit is initially occupied.

     B. INCENTIVE MANAGEMENT FEE. In addition to the Monthly Management Fee stated above, as additional compensation for the services to be rendered by Capital during the Term, Capital shall be paid a fee (the "Incentive Management Fee") based upon performance standards which shall be mutually agreed upon by Owner and Capital. Unless otherwise mutually agreed upon by Owner and Capital, the Incentive Management Fee shall equal 25% of the amount, if any, by which Net Cash Flow for any annual or shorter period during the Term ending December 31 of any year or for the last period in the Term ending on the last day of the Term exceeds the agreed upon performance standards.

          For purposes of this Section V.B., "Net Cash Flow" shall mean, for any period for which such sum is being computed, the excess of (a) Gross Revenues for the Facility during such period over (b) Operating Expenses for the Facility during such period. "Gross Revenues" shall mean and refer, for any period for which such Gross Revenues are being determined, the sum of the total gross revenues of the Facility from operations received during such period, including all receipts from
          (i) rent of units at the Facility, (ii) rent or business interruption insurance, if any, (iii) revenue of the Facility for or on account of any and all goods provided and services rendered or activities during such period, (iv) reimbursements of expenses paid by the Facility which are to be borne by others, (v) deposits in the event of forfeiture thereof to the Facility and (vi) other revenues and receipts realized by the Facility from operations and customarily included in Net Cash Flow; Gross Revenues shall not include (i) security deposits received from residents and, if applicable, interest accrued thereon for the benefit of the residents until such deposits or interest are applied for rental payments; (ii) proceeds from the sale or dispositions of all or any part of such Facility; (iii) insurance proceeds




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          received by Owner as a result of any insured loss (except proceeds for rent loss insurance) and proceeds from any condemnation action; (iv) capital contributions made by any partner of Owner; (v) loans by Owner or its partners; (vi) proceeds from capital, financing and any other transactions not in the ordinary course of operation of such Facility and (vii) advance rentals paid (until such time as they are earned). "Operating Expenses" shall mean, for any period for which such Operating Expenses are being determined, the sum of the total gross expenditures of the Facility for operations during such period, including (A) all cash operating expenses (including the Monthly Management Fee, any Incentive Management Fee, all commissions and other fees, expenses and allowances paid to Capital), (B) any other expenditures of the Facility which are not treated as capital expenditures under generally accepted accounting practices, and (C) real estate taxes, personal property taxes and sales taxes; provided however, that Operating Expenses shall not include any payments or expenditures to the extent the sources or funds used for such payments or expenditures are not included in Gross Revenues.

     C. CERTAIN EXPENSES. In accordance with the Annual Budgets, the Facility will reimburse Capital for the cost of reasonable transportation, lodging and meal expenses for non-Facility-based employees of Capital or its outside consultants when traveling in connection with the performance of the services being performed pursuant to this Agreement, together with any reasonable long distance telephone expenses, copying, mailing or express shipments and other miscellaneous out of pocket expenses that relate to the marketing and management of the Facility. Relocation, education, professional memberships and licensing expenses of the Facility-based administrative employees shall also be an expense of the Facility subject to Owner's prior approval.

VI.  MISCELLANEOUS

     A. INSURANCE-SUBROGATION. No indemnity shall be paid to the other party under this Agreement where the claim, damage, liability, loss or expense incurred was required to be insured against by such other party. Any insurance policies obtained by the parties pursuant to this Agreement shall contain provisions or have the effect of waiving any right of subrogation by the insurer of one party against the other party or its insurer.

     B. PROPERTY OF CAPITAL. Trade names, including the name "The Waterford," architectural and design concepts and plans, ideas and documents, forms, occupancy development material, specifically for and related to Owner and/or its Facility shall be the exclusive property of Owner. Trade names, ideas and documents, forms and occupancy development material, not directly related to the Facility and supplied by Capital are to be considered proprietary and will remain the property of Capital. Either party may only use such materials which are the property of the other and information in the operation and management of the Facility, and may not use such materials or information after termination of this Agreement for the development or


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          expansion of the Facility or for new projects for itself or others without the written consent of the party owning such material or information.

     C. STATUS OF PARTIES. It is expressly understood and agreed that Capital shall act as an independent contractor in the performance of this Agreement. No provision hereof shall be deemed or construed to create a partnership or a joint venture between Owner with respect to the Facility or otherwise.

     D. ADDITIONAL ACTION. In order to carry out the intent and spirit of this Agreement, Owner and Capital will do all acts and things necessary including the execution of other agreements.

     E. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between Capital and Owner. Any change or modification of this Agreement must be in writing and signed by all parties hereto.

     F. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

     G. ASSIGNMENT, ETC. Except for an assignment by Capital to an affiliate, Capital shall not, without Owner's prior written approval (which approval shall not be unreasonably withheld), assign any of its rights or obligations under this Agreement.

     H. GOVERNING LAW. This Agreement, its interpretation, validity and performance shall be governed by the laws of the State of Texas.

     I. NON-COMPETE. Without the prior written consent of Capital, for a period of three years following termination of this Agreement, Owner will not employ or engage any person who was a Capital employee assigned to the administrative staff of the Facility at any time during the last twelve (12) months of the term of this Agreement. This section shall not apply to Owner upon sale of the Facility or termination of the Agreement by Owner for cause and shall not apply to any lender of Owner which takes over control of the Facility.

     J. CONDITIONS BEYOND CONTROL OF PARTIES. Neither party shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused solely by fire, labor dispute, strike, war, insurrection, government restrictions, force majeure, or act of God beyond the control and without fault on the part of the party involved, provided such party uses due diligence to remedy such default. Circumstances are likely to arise from time to time which may require that budgets be exceeded, and Capital shall not be liable for budget overruns.

     K. INDEMNIFICATION. Owner will indemnify and hold harmless Capital from any and all liability arising incident to Owner's performance of its duties under this Agreement.



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          Capital will indemnify and hold harmless Owner from any and all liabilities arising incident to Capital's performance of its duties under this Agreement. Owner shall also indemnify and hold Capital harmless against any and all losses, costs or expenses incurred by Capital by reason of, arising out of or in any way related to noncompliance by the Facility with all applicable state, federal and local laws, ordinances, rules and regulations relating to the physical condition of the property of the Facility, provided Capital shall promptly notify Owner of Capital's knowledge of any such noncompliance.

     L. ARBITRATION. In the event of any dispute, claim or controversy of any kind between the parties, concerning this Agreement or the termination of this Agreement, the matter shall be submitted to arbitration in accordance with rules of the American Arbitration Association. The parties jointly shall agree on an arbitrator. If the parties are unable to agree, in good faith within a reasonable time, on the selection of an arbitrator, either party may request appointment of an arbitrator chosen by the American Arbitration Association who shall be the Selected Arbitrator. Such arbitrator shall be limited in his decision to a choice between the final position as requested by each party. Said arbitration shall be held in Dallas/Ft. Worth, Texas or such other place as is mutually agreeable. The arbitration decision shall be final and binding on both parties unless the arbitration is fraudulent or so grossly erroneous as to necessarily imply bad faith. Costs of arbitration are to be shared by both parties equally, provided that the arbitrator may choose to award the costs of arbitration against the losing party if the arbitrator determined that the final position urged by the losing party was not reasonable.

     M. CONTROL OVER OTHER AGREEMENT. In the event that any of the terms or conditions set forth herein are inconsistent with or contrary to any of the terms and conditions set forth in the Development and Turnkey Services Agreement dated September 16, 1997, between Owner and Capital Senior Living Corporation, then the terms and conditions set forth herein shall control.

     TRI POINT COMMUNITIES, L.P.                   CAPITAL SENIOR LIVING, INC.

     By:      Capital Retirement Group, Inc.
              Its General Partner

              By: /s/ DAVID R. BRICKMAN            By: /s/ CHARLES ALLISON
                 ----------------------------         --------------------------
                 Name:  David R. Brickman             Name:  Charles Allison
                        ---------------------              ---------------------
                 Title: Vice President                Title: Vice President
                        ---------------------               --------------------


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